EXHIBIT 10.2

CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (this “Agreement”) is made and entered into as of June 24, 2015 (the “Effective Date”), by and between REAL GOODS SOLAR, INC., a Colorado corporation (“Issuer”), and RIVERSIDE FUND III, L.P., a limited partnership formed in the State of Delaware (“Noteholder”). Issuer and Noteholder are sometimes each referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

A.          Pursuant to the Shareholders Agreement, dated as of December 19, 2011, among Issuer, Riverside Renewable Energy Investments, LLC, a Delaware limited liability company and wholly owned subsidiary of the Noteholder (“Riverside”), and Gaiam, Inc., a Colorado corporation, Riverside agreed to make a cash advance to the Issuer in an amount of up to $3,150,000.

B.          On May 4, 2012, Issuer issued a Promissory Note to Noteholder in the original principal amount of $3,000,000 (as amended and restated on March 27, 2013, May 21, 2013, August 18, 2014 and March 16, 2015, the “$3 Million Note”).

C.           On June 20, 2012, Issuer issued a Promissory Note to Noteholder in the original principal amount of $150,000 (as amended and restated on March 27, 2013, May 21, 2013, August 18, 2014 and March 16, 2015, the “$150,000 Note”, and together with the $3 Million Note, the “Notes”).

D.           The Parties acknowledge and agree that as of the Effective Date, the aggregate outstanding principal and accrued interest under the Notes is equal to $4,238,030.42 (the “Convertible Balance”).

E.           The Parties agree that the Notes shall be converted into shares of the Issuer’s Class A common stock, par value $0.0001 per share (the “Common Stock”), as repayment in full for the Convertible Balance (the “Conversion”). Accordingly, on the Effective Date and upon the Conversion, there will be no amounts of principal or interest due under the Notes.

AGREEMENT

NOW, THEREFORE, in accordance with the Recitals set forth above and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties covenant and agree as follows:

1.           Conversion.

(a)          Recitals. The Recitals set forth above are hereby incorporated by reference into this Agreement and made a part hereof.

(b)          Conversion and Satisfaction of the Convertible Balance. The Parties hereby agree that the Notes shall be convertible, and at closing of the Conversion shall be converted into Common Stock at a conversion price of $3.29 per share, the closing price of the Common Stock on the date of this Agreement, in full satisfaction of the repayment of the Convertible Balance. At the closing of the Conversion, (i) the Notes shall be converted into shares of Common Stock, (ii) the Convertible Balance shall be deemed paid in full, and (iii) the Issuer shall issue to Noteholder 1,288,156 shares of Common Stock. The closing of the Conversion shall take place on the business day on which all of the conditions set forth in Section 9 hereof are satisfied or at such other time as the parties may agree (the “Closing Date”).

(c)          Maximum Percentage and Obligation to Deliver Capacity Shares. Notwithstanding anything herein to the contrary, the Issuer shall not issue any shares of Common Stock to Noteholder if such issuance would result in Noteholder and its affiliate as a group holding shares of Common Stock in excess of 19.99% (the “Maximum Percentage”) of the Issuer’s Common Stock outstanding immediately after giving effect to the Conversion unless and until the Issuer obtains the Shareholder Approval (as defined in Section 7). In lieu of issuing any shares of Common Stock in excess of the Maximum Percentage (the “Capacity Shares”) to Noteholder, the Issuer hereby agrees to issue the Capacity Shares to the Noteholder upon the Noteholder’s request at such time when the Noteholder holds less than the Maximum Percentage, or at any time after the Issuer obtains the Shareholder Approval. At such time or times after the Closing Date, the Noteholder may deliver a written notice to the Issuer in the form attached hereto as Exhibit A (a “Capacity Notice”) of Noteholder’s election to receive all or any portion of the Capacity Shares. Execution and delivery of a Capacity Notice with respect to less than all of the Capacity Shares shall have the effect of lowering the number of Capacity Shares still available to Noteholder under this Agreement, if any, by the number of Capacity Shares set forth on the Capacity Notice. On or before the first trading day following the date on which the Issuer has received a Capacity Notice, the Issuer shall transmit by facsimile an acknowledgment of confirmation of receipt of the Capacity Notice to Noteholder. The Issuer shall cause the Transfer Agent to issue to Noteholder in book entry form with the Transfer Agent the aggregate number of Capacity Shares to which the Noteholder is entitled pursuant to the Capacity Notice within three business days after the Issuer’s receipt of a Capacity Notice. Neither Noteholder nor its affiliates shall have any right to vote any Capacity Shares or receive any economic benefit thereof until such time as the Capacity Shares are actually issued to the Noteholder or its designee in accordance with the terms of this Agreement.

2.           Transferability of the Shares; Registration; Lock-Up.

(a)          Noteholder understands and acknowledges that the Common Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state. Noteholder agrees that the Common Stock may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Securities Act and applicable state securities laws. Noteholder understands that any sale, transfer, pledge, hypothecation or other disposition of the Common Stock may require, in some states, specific approval by the appropriate governmental agency or commission of such states.

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(b)          Issuer hereby agrees to prepare and file, with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (or, if Form S-3 is not then available to the Issuer, on such form of registration statement as is then available) (the “Registration Statement”) within 45 days following the Effective Date, covering the Common Stock, together with the other shares of the Issuer’s Common Stock held by Noteholder and its affiliates prior to the date of Closing Date. Issuer shall use commercially reasonable efforts to cause such Registration Statement to be declared effective no later than 120 days following the Effective Date. Notwithstanding anything to the contrary contained in this Section 2, if the Issuer receives written comments from the Commission which either (i) requires the Issuer to limit the number of securities which may be included to a number which is less than the number sought to be included as filed with the Commission or (ii) requires the Issuer to either exclude certain securities held by Noteholder or its affiliates or deem Noteholder or any such affiliates to be underwriters with respect to securities they seek to include in such Registration Statement, then the Issuer may, following not less than three Trading Days prior written notice to the Noteholder (y) remove from the Registration Statement such securities (the “Cut Back Shares”) and/or (z) agree to such restrictions and limitations on the registration and resale of such securities, in each case as the Commission may require in order for the Commission to allow such Registration Statement to become effective.

(c)          Noteholder hereby agrees to enter into a Lock-up Agreement in substantially the form that was entered into in February of 2015, in connection with any offering of the Issuer’s securities that is consummated within forty five (45) days after the Conversion.

3.           Representations and Warranties of Issuer.

(a)          The Issuer has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Agreement and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Agreement by the Issuer and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Issuer and no further action is required by the Issuer in connection therewith. This Agreement has been duly executed by the Issuer and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)          The execution, delivery and performance of this Agreement by the Issuer and the consummation by the Issuer of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Issuer’s articles of incorporation or bylaws, or (ii) after complying with NASDAQ Rule 5250(e)(2), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing an Issuer debt or otherwise) or other understanding to which the Issuer is a party or by which any property or asset of the Issuer is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Issuer is subject, or by which any property or asset of the Issuer is bound or affected; such as would not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect.

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(c)          The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any United States court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Issuer of this Agreement, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements herein, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, if relying thereon, (iv) the notice required under NASDAQ Rule 5250(e)(2), and (v) those that have been made or obtained prior to the date of this Agreement.

(d)          The shares of Common Stock have been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of any and all liens, encumbrances, pledges, hypothecations, security interests or charges of any kind, whether voluntarily or otherwise (collectively, “Liens”).

4.           Representations and Warranties of Noteholder. Noteholder hereby represents and warrants to Issuer that:

(a)          The Noteholder has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Agreement and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Agreement by the Noteholder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Noteholder and no further action is required by the Noteholder in connection therewith. This Agreement has been duly executed by the Noteholder and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Noteholder enforceable against the Noteholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)          Noteholder has good and valid title to the Notes, free and clear of any and all Liens, (i) the Notes are not subject to any right of any other person or entity to acquire any interest in the Notes, and (ii) the Notes are not subject to any restriction on transfer thereof except for under applicable federal and state securities laws.

(c)          The shares of Common Stock are being acquired by Noteholder for its own account and for investment purposes only and not with a view to any resale or distribution thereof, in whole or in part, to others, and Noteholder is not participating, directly or indirectly, in a distribution of such shares of Common Stock and will not take, or cause to be taken, any action that would cause Noteholder to be deemed an “underwriter” of such shares of Common Stock, as defined in Section 2(11) of the Securities Act.

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(d)          Noteholder has had an opportunity to ask questions of, and receive satisfactory answers from, representatives of Issuer concerning the terms and conditions pursuant to which the Conversion and the issuance of the shares of Common Stock is being made and all material aspects of Issuer and its proposed business, and any request for such information has been fully complied with to the extent Issuer possesses such information or can acquire it without unreasonable effort or expense.

(e)          Noteholder is an “accredited investor” within the meaning of Rule 501 of the Securities Act and Noteholder is able to bear the economic risk of its entire investment in the Issuer’s Common Stock.

(f)          Noteholder understands that the shares of Common Stock have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Noteholder’s investment intent as expressed herein. Noteholder understands that the shares of Common Stock must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Noteholder is aware of the provisions of Rule 144 promulgated under the Securities Act.

(g)          Noteholder is an investor who has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in Issuer based upon: (i) the information furnished to Noteholder by Issuer; (ii) Noteholder’s personal knowledge of the business and affairs of Issuer; (iii) the records, files, and plans of Issuer to all of which Noteholder has had full access; (iv) such additional information as Noteholder may have requested and has received from Issuer; and (v) the independent inquiries and investigations undertaken by Noteholder.

(h)          No person has given any information or made any representation not contained in any disclosure documents referred to above or otherwise provided to Noteholder in writing by a person employed or authorized in writing by Noteholder. Purchaser understands and agrees that any information or representation not contained therein must not, and will not, be relied upon and that nothing contained therein should be construed as legal or tax advice to Noteholder.

(i)          No person has made any direct or indirect representation or warranty of any kind to Noteholder with respect to the economic return which may accrue to Noteholder. Noteholder has consulted with his own advisors with respect to an investment in Issuer

(j)          Noteholder is duly authorized to execute this Agreement, and this Agreement, when executed and delivered by Noteholder, will constitute a legal, valid and binding obligation enforceable against Noteholder in accordance with its terms, and the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate or other necessary action on the part of Noteholder.

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5.           Certificates; Restrictive Legends.

(a)          The shares of Common Stock will be issued in book entry form with the Transfer Agent. If in the future, the shares of Common Stock are certificated, the certificates representing such shares of Common Stock shall a legend substantially in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

6.           Listing of Shares of Common Stock. The Issuer agrees, (i) if the Issuer applies to have the Common Stock traded on any Trading Market other than the Trading Market on which the Common Stock is traded as of the date of this Agreement, it will include in such application the shares of Common Stock, and will take such other action as is necessary or desirable to cause the shares of Common Stock to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Issuer’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

(a)          “Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

7.           Shareholder Approval. The Issuer shall include in its proxy statement for its next annual meeting of shareholders, a proposal for the Issuer’s shareholders to approve, in connection with the Conversion and pursuant to Nasdaq Rule 5635(b), the issuance of shares of Common Stock to Noteholder and/or its affiliates in excess of 20% of the outstanding shares of the Common Stock or voting power, where such ownership or voting power would be the largest ownership position in the Issuer (the “Shareholder Approval”). Notwithstanding the forgoing, if all shares of Common Stock issuable under this Agreement have been issued in compliance with Nasdaq Rule 5635(b) no such proposal will be required.

8.           Conditions Precedent to Closing. The obligation of the parties to close the transactions contemplated hereby shall be subject to the fulfillment and satisfaction, prior to or at the closing, of the following conditions, or the waiver thereof by the applicable party:

(a)          Representations and Warranties. The representations and warranties of the parties shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respect as of such specific date).

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(b)          Fairness Opinion. The Issuer shall have received from WestPark Capital, Inc. a fairness opinion with respect to the Conversion in a form reasonably acceptable to the Issuer.

(c)          Transfer Agent Instructions. The Issuer shall have provided instructions to the Transfer Agent to deliver the shares of Common Stock to the Noteholder.

(d)          No Injunction. No injunction or restraining order shall be in effect which forbids or enjoins the consummation of the transactions contemplated by this Agreement, no litigation for such purpose shall be pending or threatened, and no law shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby.

(e)          Approvals. Any governmental agency or third party approvals, consents, or waivers necessary for consummation of the transactions contemplated by this Agreement shall have been obtained in form and substance satisfactory to Issuer.

9.           Modification. Neither this Agreement nor any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought.

10.         Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

11.         Counterparts. This Agreement may be executed in counterparts, each of which (or any combination of which) when signed by all of the Parties shall be deemed an original, but all of which when taken together shall constitute one agreement.

12.         Facsimile or Electronic Mail. Executed copies hereof may be delivered by facsimile or electronic mail and upon receipt shall be deemed originals and binding upon the Parties, and actual originals shall be promptly delivered thereafter.

13.         Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

14.         Entire Agreement. This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the Parties with respect to the subject matter hereof.

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15.         Further Assurances. From and after the Effective Date, upon the request of a Party, the other Party shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

16.         Participation in Preparation. This Agreement is the result of the joint efforts of the Parties, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the Parties and there shall be no construction against any party based on any presumption of that Party’s involvement in the drafting thereof.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the Effective Date.

NOTEHOLDER:

RIVERSIDE FUND III, L.P.

By: Riverside Partners III, L.P., its general partner

By Riverside Partners III, LLC, its general partner

By:	/s/ David Belluck
Name:	David Belluck
Title:	Manager

ISSUER:

REAL GOODS SOLAR, INC.,
a Colorado corporation

By:	/s/ Dennis Lacey
Dennis Lacey
Chief Executive Officer

EXHIBIT A

CAPACITY NOTICE

TO BE EXECUTED BY THE HOLDER TO RECEIVE CAPACITY SHARES

REAL GOODS SOLAR, INC.

The undersigned holder hereby exercises the right to receive _________________ of the shares of Class A Common Stock, par value $0.0001 per share (“Capacity Shares”) of Real Goods Solar, Inc., a Colorado corporation (the “Company”) and hereby directs the Company to deliver to the undersigned such number of Capacity Shares, in each case, in accordance with the terms of the Conversion Agreement, dated as of June __, 2015, by and between the Company and Riverside Fund III, L.P.

Date: _______________ __, ______

RIVERSIDE FUND III, L.P.

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Capacity Notice and hereby directs Computershare Trust Company, N.A. to issue, deliver and transfer the above indicated number of shares of Common Stock.

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Name:
Title: